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                                 EXHIBIT 23(b)
                        CONSENT OF ARTHUR ANDERSEN LLP

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                                                                  EXHIBIT  23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3 for the registration of $300 million in debt securities, common stock, preferred stock) of our report dated February 4, 1995 incorporated by reference in SouthTrust Corporations' Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in or made a part of this Registration Statement.



                                                        /s/  ARTHUR ANDERSEN LLP



Birmingham, Alabama
August 11, 1995